UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 23, 2003

                     PEGASUS SATELLITE COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-21389                   51-0374669
---------------------------- ------------------------ -------------------------
(State or Other Jurisdiction (Commission File Number)         (IRS Employer
      of Incorporation)                                     Identification No.)


      c/o Pegasus Communications Management Company,
      225 City Line Avenue, Suite 200, Bala Cynwyd, Pennsylvania    19004
      ----------------------------------------------                -----
         (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code: 800-376-0022


          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events.
        ------------

            The following statements from the press release dated July 23, 2003 of Pegasus Media & Communications, Inc. ("PM&C"), a subsidiary of the registrant, is incorporated herein by reference:

Bank Consent to Pegasus Satellite Communications Senior Secured Term Loan

         PM&C today announced that lenders of its credit facility had given their consent to the Pegasus Satellite Communications, Inc. ("PSC") $100 million, six year, senior secured term loan agreement. PSC is the parent of PM&C and a subsidiary of Pegasus Communications Corporation ("PCC"). The consent from the PM&C lenders was one of the conditions required for closing of the PSC term loan agreement. PSC anticipates closing on the term loan agreement in the next two weeks, subject to the satisfaction of certain other closing conditions.

New Senior Secured Credit Facilities

         Also, PM&C today announced that it is seeking commitments for new senior secured credit facilities. Proceeds from the PSC senior secured term loan agreement and from the new PM&C credit facilities will be used to repay PM&C's existing indebtedness, to support letters of credit and for working capital.

PSC Senior Note Exchanges

         During the quarter, PSC issued $94.0 million principal amount of its 11-1/4% senior notes due January 2010 in exchange for an aggregate equivalent principal amount of outstanding notes of PSC, consisting of $21.9 million principal amount of 9-5/8% senior notes due October 2005, $28.6 million principal amount of 12-3/8% senior notes due August 2006, $11.5 million principal amount of 9-3/4% senior notes due December 2006, and $32.0 million principal amount of 12-1/2% senior notes due August 2007.

         After June 30, PSC issued an additional $47.8 million principal amount of its 11-1/4% senior notes due January 2010 in exchange for an aggregate of $49.9 million principal amount of outstanding notes of PSC, consisting of $11.5 million principal amount of 9-5/8% senior notes due October 2005, $8.2 million principal amount of 12-3/8% senior notes due August 2006, $17.4 million principal amount of 9-3/4% senior notes due December 2006, and $12.8 million principal amount of 13-1/2% senior subordinated notes due March 2007.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PEGASUS SATELLITE COMMUNICATIONS, INC.

                                    By   /s/ Scott A. Blank
                                         ---------------------------------
                                         Scott A. Blank,
                                         Senior Vice President

July 23, 2003